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                                                                   Exhibit No.23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81634, 333-81636, 333-81638, 333-61640, and
333-81642) of MeadWestvaco Corporation and on Form S-3 (Nos. 333-51423 and 333-84060) of Meadwestvaco Corporation (formerly Westvaco Corporation) of our report dated February 15, 2002 relating to the consolidated financial statements, which appears in the 2001 Financial Report to Shareholders, which is incorporated in this Transition Period Report on Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 15, 2002